Exhibit (e)(1)(xvi)
Schedule A
ALLIANZ FUNDS MULTI-STRATEGY TRUST
Revised as of July 1, 2014
Separate Investment Portfolios
Fund Name
AllianzGI Behavioral Advantage Large Cap Fund
AllianzGI Best Styles Global Equity Fund
AllianzGI China Equity Fund
AllianzGI Convertible Fund
AllianzGI Emerging Markets Debt Fund
AllianzGI Global Allocation Fund
AllianzGI Global Fundamental Strategy Fund
AllianzGI Global Growth Allocation Fund
AllianzGI Global Managed Volatility Fund
AllianzGI Global Water Fund
AllianzGI High Yield Bond Fund
AllianzGI International Small-Cap Fund
AllianzGI Micro Cap Fund
AllianzGI Multi-Asset Real Return Fund
AllianzGI NFJ Emerging Markets Value Fund
AllianzGI NFJ Global Dividend Value Fund
AllianzGI NFJ International Small-Cap Value Fund
AllianzGI NFJ International Value II Fund
AllianzGI Retirement 2015 Fund
AllianzGI Retirement 2020 Fund
AllianzGI Retirement 2025 Fund
AllianzGI Retirement 2030 Fund
AllianzGI Retirement 2035 Fund
AllianzGI Retirement 2040 Fund
AllianzGI Retirement 2045 Fund
AllianzGI Retirement 2050 Fund
AllianzGI Retirement 2055 Fund
AllianzGI Retirement Income Fund
AllianzGI Short Duration High Income Fund
AllianzGI Structured Return Fund
AllianzGI Ultra Micro Cap Fund
AllianzGI U.S. Equity Hedged Fund
AllianzGI U.S. Small-Cap Growth Fund
Schedule A to Distribution Contract

IN WITNESS WHEREOF, ALLIANZ FUNDS MULTI-STRATEGY TRUST and ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC have each caused this Schedule A to the Distribution Contract to be signed in its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST
By:	/s/Julian F. Sluyters
Name:	Julian F. Sluyters
Title:	President

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC
By:	/s/John Carroll
Name:	John Carroll
Title:	President and Chief Executive Officer

Schedule A to Distribution Contract – Signature Page